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                                                                      EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference of the following into the Company's previously filed S-8 Registration Statements Numbers 2-79691 for the Abbott Laboratories 1981 Incentive Stock Program, 33-4368 for the Abbott Laboratories 1986 Incentive Stock Program, 33-39798 for the Abbott Laboratories 1991 Incentive Stock Program, and 33-26685, 33-51585 and 33-56897 for the Abbott Laboratories Stock Retirement Plan and Trust and into the Company's previously filed S-3 Registration Statement Number 33-50253:

    1. Our   supplemental  report   dated January  13, 1995   included in   this
        Annual Report on Form 10-K for the year ended December 31, 1994; and

    2. Our report dated January 13, 1995 incorporated by reference in this Annual Report on Form 10-K for the year ended December 31, 1994.

                                                             ARTHUR ANDERSEN LLP

Chicago, Illinois,
March 8, 1995